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                                                                                                                        EXHIBIT 12
                                             MIDAMERICAN ENERGY COMPANY  (consolidated)

                                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                       AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                             PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                           (In Thousands)
                                                             (Unaudited)

                                                        Twelve Months Ended                            Twelve Months Ended
                                                         December 31, 1995                              December 31,1994
                                             ----------------------------------------       ----------------------------------------
                                                               Supplemental (a)                              Supplemental (a)
                                                               ----------------                              ----------------
                                                                               As                                            As
                                                            Adjustment      Adjusted                      Adjustment      Adjusted
                                                            ----------      --------                      ----------      --------

Income from continuing operations              $130,406                      $130,406       $136,385                      $136,385
Pre-tax (gain) loss of less than
 50% owned persons                               16,482                        16,482           (270)                         (270)

Add (Deduct):
Total income taxes                               67,984                        67,984         62,349                        62,349
Interest on long-term debt                      110,505          4,595        115,100        105,753          5,428        111,181
Other interest charges                            9,449                         9,449          6,446                         6,446
Interest on leases                                1,088                         1,088          1,211                         1,211
                                              -----------------------------------------      ---------------------------------------
                                                189,026          4,595        193,621        175,759          5,428        181,187
                                              -----------------------------------------      ---------------------------------------

  Earnings available for fixed charges          335,914          4,595        340,509        311,874          5,428        317,302
                                              -----------------------------------------      ---------------------------------------

Fixed Charges:
Interest on long-term debt                      110,505          4,595        115,100        105,753          5,428        111,181
Other interest charges                            9,449              -          9,449          6,446              -          6,446
Interest on leases                                1,088              -          1,088          1,211              -          1,211
                                              -----------------------------------------      ---------------------------------------
  Total fixed charges                           121,042          4,595        125,637        113,410          5,428        118,838
                                              -----------------------------------------      ---------------------------------------

Ratio of earnings to fixed charges                2.775              -          2.710          2.750              -          2.670
                                              -----------------------------------------      ---------------------------------------
                                              -----------------------------------------      ---------------------------------------

Preferred stock dividend requirements          $  8,059                      $  8,059       $ 10,551                      $ 10,551
Ratio of net income before income taxes
to net income                                    1.5213              -         1.5213         1.4572              -         1.4572
                                              -----------------------------------------      ---------------------------------------
Preferred stock dividend requirements
 before income tax                               12,260              -         12,260         15,374              -         15,374
                                              -----------------------------------------      ---------------------------------------
Fixed charges plus preferred stock
 dividend requirements                          133,302          4,595        137,897        128,784          5,428        134,212
                                              -----------------------------------------      ---------------------------------------

Ratio of earnings to fixed charges plus
 preferred stock
dividend requirements (pre-income tax basis)      2.520              -          2.469          2.422              -          2.364
                                              -----------------------------------------      ---------------------------------------
                                              -----------------------------------------      ---------------------------------------




                                                        Twelve Months Ended
                                                         December 31, 1993
                                             ----------------------------------------
                                                               Supplemental (a)
                                                               ----------------
                                                                               As
                                                            Adjustment      Adjusted
                                                            ----------      --------
Income from continuing operations              $147,705                      $147,705
Pre-tax (gain) loss of less than
 50% owned persons                                 (597)                         (597)

Add (Deduct):
Total income taxes                               71,409                        71,409
Interest on long-term debt                      111,065          5,678        116,743
Other interest charges                            5,066                         5,066
Interest on leases                                1,876                         1,876
                                              -----------------------------------------
                                                189,416          5,678        195,094
                                              -----------------------------------------

  Earnings available for fixed charges          336,524          5,678        342,202
                                              -----------------------------------------

Fixed Charges:
Interest on long-term debt                      111,065          5,678        116,743
Other interest charges                            5,066              -          5,066
Interest on leases                                1,876              -          1,876
                                              -----------------------------------------
  Total fixed charges                           118,007          5,678        123,685
                                              -----------------------------------------

Ratio of earnings to fixed charges                2.852              -          2.767
                                              -----------------------------------------
                                              -----------------------------------------

Preferred stock dividend requirements          $  8,367                      $  8,367
Ratio of net income before income taxes
 to net income                                   1.4835              -         1.4835
                                              -----------------------------------------
Preferred stock dividend requirements
 before income tax                               12,412              -         12,412
                                              -----------------------------------------
Fixed charges plus preferred stock
 dividend requirements                          130,419          5,678        136,097
                                              -----------------------------------------

Ratio of earnings to fixed charges plus
 preferred stock
dividend requirements (pre-income tax basis)      2.580              -          2.514
                                              -----------------------------------------
                                              -----------------------------------------

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                  1
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

                                                                                                                        EXHIBIT 12
                                             MIDAMERICAN ENERGY COMPANY  (consolidated)

                                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                       AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                             PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                           (In Thousands)
                                                             (Unaudited)



                                                        Twelve Months Ended                            Twelve Months Ended
                                                         December 31, 1992                              December 31,1991
                                             ----------------------------------------       ----------------------------------------
                                                               Supplemental (a)                              Supplemental (a)
                                                               ----------------                              ----------------
                                                                               As                                            As
                                                            Adjustment      Adjusted                      Adjustment      Adjusted
                                                            ----------      --------                      ----------      --------
Income from continuing operations              $ 88,085                     $  88,085       $127,969                      $127,969
Pre-tax (gain) loss of less than
 50% owned persons                               (1,297)                       (1,297)          (240)                         (240)

Add (Deduct):
Total income taxes                               26,812                        26,812         59,604                        59,604
Interest on long-term debt                      114,732          7,391        122,123        106,538          5,689        112,227
Other interest charges                            5,899                         5,899         16,380                        16,380
Interest on leases                                2,386                         2,386          3,795                         3,795
                                              -----------------------------------------      ---------------------------------------
                                                149,829          7,391        157,220        186,317          5,689        192,006
                                              -----------------------------------------      ---------------------------------------

  Earnings available for fixed charges          236,617          7,391        244,008        314,046          5,689        319,735
                                              -----------------------------------------      ---------------------------------------

Fixed Charges:
Interest on long-term debt                      114,732          7,391        122,123        106,538          5,689        112,227
Other interest charges                            5,899              -          5,899         16,380              -         16,380
Interest on leases                                2,386              -          2,386          3,795              -          3,795
                                              -----------------------------------------      ---------------------------------------
  Total fixed charges                           123,017          7,391        130,408        126,713          5,689        132,402
                                              -----------------------------------------      ---------------------------------------

Ratio of earnings to fixed charges                1.923              -          1.871          2.478              -          2.415
                                              -----------------------------------------      ---------------------------------------
                                              -----------------------------------------      ---------------------------------------

Preferred stock dividend requirements          $  8,735                     $   8,735       $  9,708                      $  9,708
Ratio of net income before income taxes
 to net income                                   1.3044              -         1.3044         1.4658              -         1.4658
                                              -----------------------------------------      ---------------------------------------
Preferred stock dividend requirements
 before income tax                               11,394              -         11,394         14,230              -         14,230
                                              -----------------------------------------      ---------------------------------------
Fixed charges plus preferred stock
 dividend requirements                          134,411          7,391        141,802        140,943          5,689        146,632
                                              -----------------------------------------      ---------------------------------------

Ratio of earnings to fixed charges plus
 preferred stock
dividend requirements (pre-income tax basis)      1.760              -          1.721          2.228              -          2.181
                                              -----------------------------------------      ---------------------------------------
                                              -----------------------------------------      ---------------------------------------

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                  2
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